Exhibit 99.1

First Data Reports Third Quarter 2011 Financial Results

•	Third quarter 2011 consolidated revenue of $2.7 billion, up 4%; Third quarter 2011 adjusted revenue of $1.7 billion, up 2%

•	Generated $766 million in operating cash flow in the last twelve months and ended the quarter with $1.5 billion in unrestricted liquidity

ATLANTA, Nov. 2, 2011– First Data Corporation today reported its financial results for the third quarter ended Sept. 30, 2011. Consolidated revenue for the third quarter increased $99 million to $2.7 billion, up 4% compared to $2.6 billion a year ago. Revenue growth was primarily attributable to increases in debit network fees and favorable impacts of changes in foreign currency. Adjusted revenue, which excludes certain items including reimbursables, increased $37 million, or 2%, year-over-year to $1.7 billion.

For the third quarter, the net loss attributable to First Data was $54 million, compared to $431 million a year ago. The improvement was largely driven by a $111 million pretax increase in mark-to-market gains related to changes in the fair value of interest rate swaps, a $55 million pretax benefit to reflect the correction of depreciation and amortization errors relating to purchase accounting, and a charge in the prior year of $178 million associated with changes in U.S. tax legislation. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $564 million, up $38 million, or 7% compared to $526 million in the third quarter of 2010, driven by revenue growth in the international segment and cost management across the business.

For the quarter, cash flows used in operations were $96 million, after interest payments of $735 million. The Company finished the quarter with $1.5 billion in unrestricted liquidity—$79 million in cash available for corporate use plus $1.4 billion under the revolving credit facility.

“First Data again delivered solid earnings growth. Revenues continued to grow in our international regions helping to improve the overall profitability of our business,” said Chief Executive Officer Jonathan J. Judge. “With the launch of the first mobile wallet, the reality of new debit interchange regulations and positive secular trends, there are many exciting opportunities for our business to continue to innovate and serve our customers with the best products available in the marketplace.”

Segment Results

Retail and Alliance Services segment revenue for the third quarter was $848 million, down $3 million, or essentially flat, compared to $851 million in 2010. Core merchant revenue was flat partially due to prior year revenue including a $23 million benefit from a card association fee. Excluding this impact, core merchant revenue grew 4% driven by 8% dollar volume and 5% transaction growth. Credit mix was stable at 73% and regional average ticket was $69, flat compared to a year ago. Product revenue was down slightly as growth in prepaid and point-of-sale terminals was offset by declines in check-processing as consumers continue to migrate from paper checks to electronic payments. Segment EBITDA was $354 million, down $2 million, compared to 2010 driven by the revenue factors noted above, coupled with flat expense. Margin for the third quarter was 42%. During the quarter, Retail and Alliance Services added 13 bank referral agreements, 10 new independent sales organizations and 2 new revenue sharing agreements.

Financial Services segment revenue for the third quarter was $344 million, down $10 million, or 3%, compared to $354 million in the same quarter of 2010 as new business and volume growth were offset by lost business and normal levels of pricing pressure. Active card accounts on file were up 3% compared to the prior year. Debit issuer transactions were up 12% excluding the impact of the loss of Washington Mutual. Segment EBITDA was $156 million, up $12 million, or 8%, compared to $144 million in 2010. Expenses declined by $22 million compared to a year ago driven by lower technology and operations costs and a $9 million sales tax recovery. Margin for the third quarter was 45%. During the quarter, Financial Services renewed more than 300 contracts with financial institutions.

International segment revenue for the third quarter was $453 million, up $51 million, or 13%, compared to $402 million in the prior year. On a constant currency basis, segment revenue was up 5% driven by growth in merchant acquiring and issuing businesses. Merchant acquiring volumes in bank alliances and direct channels continued to drive revenue growth in Europe. Growth in Latin America was driven by acquiring transaction volume and higher terminal sales, while revenue growth in the Asia Pacific region was attributable to the completion of an IT professional services engagement. Segment EBITDA was $112 million, up $30 million compared to $82 million in 2010 on higher revenue, favorable impacts of changes in foreign currency, and continued cost structure management. The current quarter segment EBITDA was negatively impacted by $12 million from the purchase accounting correction referenced above, which was partially offset by a $9 million asset write-off in the prior year. Margin was 25% compared to 20% in the third quarter of 2010.

Recent Events

First Data-Powered Google Wallet Launches

On Sept. 19, 2011, Google launched the first version of the Google Wallet, an app that enables consumers to transform their phone into a virtual wallet, enabling them to tap, pay and save money and time while shopping. Google Wallet also enables businesses to strengthen customer relationships by offering a faster, easier shopping experience with relevant deals, promotions and loyalty rewards. The First Data Trusted Service Manager (TSM) solution enables over-the-air provisioning of payment card credentials to Google Wallet. Additionally, the Google Prepaid Card is powered by Money Network, and First Data is helping to drive adoption of the wallet and contactless acceptance, especially among small merchants.

First Data to Provide Merchant Processing Services to Mutual of Omaha Bank

First Data has signed a long-term merchant services agreement with Mutual of Omaha Bank, a subsidiary of Mutual of Omaha. Through the agreement, First Data will provide merchant processing services to the bank’s business clients nationwide, from large national merchants to local business owners. The bank’s clients will now have access to a comprehensive line of electronic payment solutions, including acceptance of all major credit cards including PIN and signature-based debit cards, gift cards and electronic check verification services.

Non-GAAP Measures

In certain circumstances, results have been presented that are non-GAAP (generally accepted accounting principles) measures and should be viewed in addition to, and not in lieu of, the company’s reported results. Reconciliations to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the company’s website at investor.firstdata.com.

Investor Conference Call

The company will host an investor conference call and webcast on Wednesday, Nov. 2, 2011 at 10 a.m. ET to review third quarter 2011 financial results. First Data Chief Financial Officer Ray Winborne, will lead the call and will be joined by CEO Jon Judge.

The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com and a slide presentation will accompany the call.

To listen to the call via teleconference, dial 800-510-9836 (U.S.) or 617-614-3670 (outside the U.S.), pass code 10066071.

A replay of the call will be available through Nov. 18, 2011, at 888-286-8010 (U.S.) or 617-801-6888 (outside the U.S.), pass code 52667146, and via webcast at investor.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive customer revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction.

Contact:

Chip Swearngan

Senior Vice President, Communications and Investor Relations

First Data

404-890-3000

chip.swearngan@firstdata.com

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Three months ended September 30,
	2011	2010	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$925.9	$916.6	1%
Check services	83.9	96.9	-13%
Card services	441.9	432.0	2%
Other services	132.6	123.7	7%
Product sales and other	227.7	205.3	11%
Reimbursable debit network fees, postage and other	919.8	858.6	7%

	2,731.8	2,633.1	4%

Expenses:
Cost of services (exclusive of items shown below)	745.7	743.0	0%
Cost of products sold	92.4	98.7	-6%
Selling, general and administrative	407.7	405.1	1%
Reimbursable debit network fees, postage and other	919.8	858.6	7%
Depreciation and amortization	263.7	354.7	-26%
Other operating expenses:
Restructuring, net	11.8	32.3	NM
Litigation and regulatory settlements	(2.5)	—	NM

	2,438.6	2,492.4	-2%

Operating profit	293.2	140.7	108%

Interest income	1.6	2.1	-24%
Interest expense	(466.7)	(455.8)	2%
Other income (expense) (b)	95.4	(52.3)	NM

	(369.7)	(506.0)	-27%

Loss before income taxes and equity earnings in affiliates	(76.5)	(365.3)	-79%

Income tax (benefit) expense	(18.9)	52.3	NM
Equity earnings in affiliates (a)	47.8	31.2	53%

Net loss	(9.8)	(386.4)	-97%
Less: Net income attributable to noncontrolling interests	44.1	44.9	-2%

Net loss attributable to First Data Corporation	$(53.9)	$(431.3)	-88%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	Nine months ended September 30,
	2011	2010	Change
Revenues:
Transaction and processing service fees (a):
Merchant related services	$2,698.4	$2,592.8	4%
Check services	252.4	285.2	-12%
Card services	1,310.7	1,296.3	1%
Other services	399.2	400.4	0%
Product sales and other	642.0	607.6	6%
Reimbursable debit network fees, postage and other	2,723.1	2,467.6	10%

	8,025.8	7,649.9	5%

Expenses:
Cost of services (exclusive of items shown below)	2,181.7	2,251.3	-3%
Cost of products sold	275.7	273.7	1%
Selling, general and administrative	1,258.0	1,179.7	7%
Reimbursable debit network fees, postage and other	2,723.1	2,467.6	10%
Depreciation and amortization	935.3	1,053.4	-11%
Other operating expenses:
Restructuring, net	42.8	68.7	NM
Litigation and regulatory settlements	(2.5)	(2.0)	NM

	7,414.1	7,292.4	2%

Operating profit	611.7	357.5	71%

Interest income	5.4	5.5	-2%
Interest expense	(1,371.3)	(1,355.6)	1%
Other income (expense) (b)	67.7	(19.3)	NM

	(1,298.2)	(1,369.4)	-5%

Loss before income taxes and equity earnings in affiliates	(686.5)	(1,011.9)	-32%

Income tax benefit	(255.0)	(208.2)	22%
Equity earnings in affiliates (a)	109.0	86.7	26%

Net loss	(322.5)	(717.0)	-55%
Less: Net income attributable to noncontrolling interests	124.3	125.6	-1%

Net loss attributable to First Data Corporation	$(446.8)	$(842.6)	-47%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended September 30,
	2011	2010	Change
Segment Revenues (c):
Retail and Alliance Services	$848.0	$851.1	0%
Financial Services	343.7	353.7	-3%
International	453.0	402.5	13%

Subtotal segment revenues	1,644.7	1,607.3	2%
All Other and Corporate	36.0	32.8	10%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(4.7)	(1.3)	NM
Eliminations of intersegment revenues	(15.0)	(15.1)	NM

Adjusted revenue	1,661.0	1,623.7	2%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	46.6	56.5	NM
Official check and money order revenues (d)	4.7	1.3	NM
ISO commission expense (g)	99.7	93.0	NM
Reimbursable debit network fees, postage and other	919.8	858.6	7%

Consolidated revenues	$2,731.8	$2,633.1	4%

Segment EBITDA (h):
Retail and Alliance Services	$354.1	$355.6	0%
Financial Services	155.9	144.3	8%
International	112.0	82.3	36%

Subtotal segment EBITDA	622.0	582.2	7%
All Other and Corporate	(57.5)	(56.2)	2%

Adjusted EBITDA	564.5	526.0	7%

Adjustments to reconcile to Net loss attributable to
First Data Corporation (e):
Divested businesses	—	(0.3)	NM
Adjustments for non-wholly-owned entities (f)	25.0	8.3	NM
Depreciation and amortization	(263.7)	(354.7)	-26%
Interest expense	(466.7)	(455.8)	2%
Interest income	1.6	2.1	-24%
Other items (i)	84.9	(84.6)	NM
Income tax benefit (expense)	18.9	(52.3)	NM
Stock based compensation	(4.2)	(2.8)	NM
Official check and money order EBITDA (d)	2.2	(1.8)	NM
Costs of alliance conversions (j)	(7.0)	(7.9)	NM
KKR related items (l)	(9.4)	(7.5)	NM

Net loss attributable to First Data Corporation	$(53.9)	$(431.3)	-88%

Segment depreciation and amortization (a):
Retail and Alliance Services	$136.2	$168.4	-19%
Financial Services	82.9	88.9	-7%
International	9.2	72.1	-87%

Subtotal segment depreciation and amortization	228.3	329.4	-31%
All Other and Corporate	10.7	17.1	-37%

	239.0	346.5	-31%

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	28.8	26.4	NM
Amortization of initial payments for new contracts	11.5	9.8	17%

Total consolidated depreciation and amortization	$279.3	$382.7	-27%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Nine months ended September 30,
	2011	2010	Change
Segment Revenues (c):
Retail and Alliance Services	$2,456.5	$2,442.0	1%
Financial Services	1,025.9	1,051.2	-2%
International	1,319.8	1,181.3	12%

Subtotal segment revenues	4,802.2	4,674.5	3%
All Other and Corporate	112.9	140.6	-20%
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues (d)	(11.5)	(15.9)	NM
Eliminations of intersegment revenues	(49.1)	(46.3)	NM

Adjusted revenue	4,854.5	4,752.9	2%

Adjustments to reconcile to Consolidated revenues (e):
Adjustments for non-wholly-owned entities (f)	144.7	166.6	NM
Official check and money order revenues (d)	11.5	15.9	NM
ISO commission expense (g)	292.0	246.9	NM
Reimbursable debit network fees, postage and other	2,723.1	2,467.6	10%

Consolidated revenues	$8,025.8	$7,649.9	5%

Segment EBITDA (h):
Retail and Alliance Services	$991.8	$949.8	4%
Financial Services	435.1	412.0	6%
International	322.8	233.4	38%

Subtotal segment EBITDA	1,749.7	1,595.2	10%
All Other and Corporate	(156.3)	(132.0)	18%

Adjusted EBITDA	1,593.4	1,463.2	9%

Adjustments to reconcile to Net loss attributable to
First Data Corporation (e):
Divested businesses	—	1.1	NM
Adjustments for non-wholly-owned entities (f)	49.1	26.3	NM
Depreciation and amortization	(935.3)	(1,053.4)	-11%
Interest expense	(1,371.3)	(1,355.6)	1%
Interest income	5.4	5.5	-2%
Other items (i)	18.0	(86.0)	NM
Income tax benefit	255.0	208.2	22%
Stock based compensation	(12.7)	(9.3)	37%
Official check and money order EBITDA (d)	3.5	5.8	NM
Costs of alliance conversions (j)	(20.0)	(19.6)	NM
Stock plan modification expenses (k)	—	(7.8)	NM
KKR related items (l)	(28.4)	(21.0)	NM
Debt issuance costs (m)	(3.5)	—	NM

Net loss attributable to First Data Corporation	$(446.8)	$(842.6)	-47%

Segment depreciation and amortization (a):
Retail and Alliance Services	$430.5	$505.6	-15%
Financial Services	258.6	264.8	-2%
International	165.1	214.4	-23%

Subtotal segment depreciation and amortization	854.2	984.8	-13%
All Other and Corporate	32.6	42.0	-22%

	886.8	1,026.8	-14%

Adjustments to reconcile to consolidated depreciation and amortization:
Adjustments for non-wholly-owned entities (f)	86.3	81.2	NM
Amortization of initial payments for new contracts	31.2	28.5	9%

Total consolidated depreciation and amortization	$1,004.3	$1,136.5	-12%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)	Includes amortization of initial payments for new contracts (presented in “Summary Segment Data”), which is recorded as a contra-revenue within “Transaction and processing service fees” and amortization related to equity method investments, which is netted within the “Equity earnings in affiliates” line of $4.1 million and $37.8 million for the three and nine months ended September 30, 2011, respectively, and $18.2 million and $54.6 million for the three and nine months ended September 30, 2010, respectively. Amortization related to equity method investments includes $12.7 million and $11.0 million for the three and nine months ended September 30, 2011, respectively, for the third quarter 2011 correction of cumulative amortization errors related to purchase accounting associated with the Company’s 2007 merger with an affiliate of KKR.

(b)	Other income (expense) includes investment gains and (losses), derivative financial instruments gains and (losses), divestitures, net, and non-operating foreign currency gains and (losses) as applicable to the periods presented.

(c)	Segment revenue is adjusted to exclude reimbursable debit network fees, postage and other. Retail and Alliance Services segment revenue is further adjusted to present results on a proportionate consolidation basis and to reflect the Independent Sales Organization commissions classified as expense on a contra-revenue basis.

(d)	Represents an adjustment to exclude the official check and money order businesses from revenue and EBITDA due to the Company’s wind down of these businesses.

(e)	Reconciles “Adjusted revenue” to “Consolidated revenues” or “Adjusted EBITDA” to “Net loss attributable to First Data Corporation” as reported on the Consolidated Statements of Operations.

(f)	Net adjustment to reflect First Data’s proportionate share of alliance revenue and EBITDA within the Retail and Alliance Services segment and amortization related to equity method investments not included in segment EBITDA.

(g)	Independent Sales Organization commissions are presented as contra-revenue for Retail and Alliance Services segment revenue reporting purposes while certain of such commissions are reflected as expense in the Consolidated Statements of Operations.

(h)	Segment EBITDA represents earnings before net interest expense, income taxes, depreciation and amortization. Retail and Alliance Services segment EBITDA is presented on a proportionate consolidation basis. Segment EBITDA excludes the adjustments to reconcile to “Net loss attributable to First Data Corporation.”

(i)	Includes restructuring, litigation and regulatory settlements, and impairments as applicable to the periods presented and “Other income (expense)” as presented in the Consolidated Statements of Operations.

(j)	Costs of alliance conversions primarily represent costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms.

(k)	Represents bonuses paid to stock plan participants in conjunction with modifications to the plan.

(l)	Represents KKR annual sponsor fees for management, consulting, financial and other advisory services.

(m)	Debt issuance costs represent costs associated with issuing debt and modifying the Company’s debt structure.

FIRST DATA CORPORATION

SELECTED CONSOLIDATED BALANCE SHEET AND CASH FLOW AND OTHER DATA

(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	September 30, 2011	December 31, 2010

	(Unaudited)
Cash and cash equivalents	$402.4	$509.5
Current settlement assets	6,734.1	6,694.0
Long-term settlement assets	212.7	365.1
Total assets	36,540.8	37,544.1
Short-term and current portion of long-term borrowings	249.6	270.5
Settlement obligations	6,950.5	7,058.9
Long-term borrowings	22,553.4	22,438.8
Total liabilities	32,944.7	33,456.1
Total First Data Corporation stockholder’s equity	185.5	594.3
Noncontrolling interests	3,364.7	3,465.6
Total equity	3,550.2	4,059.9

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended September 30, 2011	Three months ended September 30, 2010	Nine months ended September 30, 2011	Nine months ended September 30, 2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Source/(Use) of cash
Net cash (used in) provided by operating activities	$(95.9)	$103.9	$538.9	$527.5
Net cash used in investing activities	(65.4)	(99.9)	(291.8)	(240.3)
Net cash used in financing activities	(28.8)	(163.1)	(337.8)	(590.0)

Supplemental cash flow data
Cash interest payments on long-term debt (a)	735	505	1,249	1,196

ESTIMATED CASH INTEREST PAYMENTS ON LONG-TERM DEBT FOR 2011 and 2012 (a) (b)

Three months ended	Estimated cash interest payments on Long-term Debt (Unaudited)

March 31, 2011 (actual)	$353
June 30, 2011 (actual)	161
September 30, 2011 (actual)	735
December 31, 2011	185

$1,434

Year ended December 31, 2012 (c)	$1,750

(a)	For purposes of this schedule, long-term debt excludes interest on capital leases.

(b)	This schedule includes estimates regarding First Data Corporation’s business which are not historical facts but are “forward-looking statements.” Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (i) changes in interest rates associated with the Company’s variable rate debt that are materially different than the current LIBOR forward rates; (ii) changes in foreign currency exchange rates related to the Company’s euro denominated debt; and (iii) the impact of further debt modifications or issuance of new debt.

(c)	The Company has an option to pay certain portions of its interest obligations “in kind” as an increase in principal rather than in cash. This amount represents the amount of cash projected to be paid if the Company opts to pay its entire interest obligation for 2012 in cash.

FIRST DATA CORPORATION

FINANCIAL COVENANT CALCULATION

(Unaudited)

As of September 30, 2011, the Company is in compliance with all applicable covenants, including its sole financial covenant with Consolidated Senior Secured Debt of $12,234.7 million, Consolidated EBITDA of $2,660.8 million and a Ratio of 4.60 to 1.00.

The calculation of Consolidated EBITDA under the senior secured term loan facility is as follows (in millions):

Last twelve months ended September 30, 2011
Net loss attributable to First Data Corporation	$(626.0)
Interest expense, net (1)	1,804.6
Income tax benefit	(370.6)
Depreciation and amortization (2)	1,393.8

EBITDA (13)	2,201.8

Stock based compensation (3)	19.5
Other items (4)	(6.6)
Official check and money order EBITDA (5)	23.5
Cost of alliance conversions and other technology initiatives (6)	40.8
KKR related items (7)	35.9
Debt issuance costs (8)	11.6
Projected near-term cost savings and revenue enhancements (9)	144.0
Net Income attributable to noncontrolling interests (10)	173.6
Equity entities taxes, depreciation and amortization (11)	15.2
Other (12)	1.5

Consolidated EBITDA (13)	$2,660.8

(1)	Includes interest expense and interest income.

(2)	Includes amortization of initial payments for new contracts which is recorded as a contra-revenue within “Transaction and processing service fees” of $41.3 million and amortization related to equity method investments which is netted within the “Equity earnings in affiliates” line of $56.2 million.

(3)	Stock based compensation recognized as expense.

(4)	Includes items such as net restructuring, impairments, litigation and regulatory settlements, investment gains and losses, derivative financial instruments gains and losses, net divestitures, non-operating foreign currency gains and losses and other as applicable to the period presented.

(5)	Represents an adjustment to exclude the official check and money order businesses from EBITDA due to FDC’s wind down of these businesses.

(6)	Represents costs directly associated with the termination of the Chase Paymentech alliance and expenses related to the conversion of certain Banc of America Merchant Services alliance merchant clients onto First Data platforms, all of which are considered business optimization projects, and other technology initiatives.

(7)	Represents KKR annual sponsorship fees for management, consulting, financial and other advisory services.

(8)	Debt issuance costs represent non-capitalized costs associated with issuing debt and modifying FDC’s debt structure.

(9)	Reflects cost savings and revenue enhancements projected to be achieved within twelve months on an annualized basis. Includes cost savings initiatives associated with the business optimization projects and other technology initiatives described in Note 6, the BAMS alliance, operations and technology initiatives, headcount reductions and other addressable spend reductions.

(10)	Net income attributable to noncontrolling interests in restricted subsidiaries.

(11)	Represents FDC’s proportional share of income taxes, depreciation and amortization on equity method investments.

(12)	Includes primarily non-capitalized merger and acquisition costs and losses on equity method investments.

(13)	EBITDA is defined as net income (loss) attributable to First Data Corporation before net interest expense, income taxes, depreciation and amortization. EBITDA is not a recognized term under U.S. generally accepted accounting principles (“GAAP”) and does not purport to be an alternative to net income (loss) attributable to First Data Corporation as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentation of EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of FDC’s results as reported under GAAP. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Consolidated EBITDA (or debt covenant EBITDA) is defined as EBITDA adjusted to exclude certain non-cash items, non-recurring items that FDC does not expect to continue at the same level in the future and certain items management believes will impact future operating results and adjusted to include near-term cost savings projected to be achieved within twelve months on an annualized basis (see Note 9 above). Consolidated EBITDA is further adjusted to add net income attributable to noncontrolling interests of certain non-wholly-owned subsidiaries and exclude other miscellaneous adjustments that are used in calculating covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. The Company believes that the inclusion of supplementary adjustments to EBITDA are appropriate to provide additional information to investors about items that will impact the calculation of EBITDA that is used to determine covenant compliance under the agreements governing FDC’s senior unsecured debt and/or senior secured credit facilities. Since not all companies use identical calculations, this presentation of Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.

FIRST DATA CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

(in millions)

Management believes the following non-GAAP measures provide meaningful supplemental information to assist investors in understanding our financial results and to better analyze trends in our underlying business as well as evaluate our ability to service our debt. Management uses these measures to evaluate our operating performance and our segments. Management believes these non-GAAP measurements are useful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Additionally, we believe the inclusion of supplementary adjustments applied in presenting Adjusted EBITDA, described below, are appropriate to provide additional information to investors about certain material non-cash items and about non-recurring items that we do not expect to continue at the same level in the future. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Since management finds these measures useful, we believe that our investors will benefit from seeing the Company’s results through the eyes of management in addition to seeing our GAAP results.

Adjusted revenue represents the sum of Segment revenue (as defined in Note (c) to the Financial Schedules) and All Other and Corporate revenue as adjusted to exclude revenue related to the official check and money order businesses due to the wind down of these businesses and to reflect elimination of intersegment revenues. Adjusted EBITDA represents the sum of Segment EBITDA (as defined in Note (h) to the Financial Schedules) and All Other and Corporate EBITDA. Adjusted revenue and Adjusted EBITDA are reconciled to the most directly comparable GAAP financial measures on the Summary Segment Data schedules. Non-GAAP measures for the Retail and Alliance Services segment adjust for the impact of a fee increase in the third quarter of 2010 that only benefited that period. Non-GAAP measures for the International segment adjust for the change in foreign currency exchange rates. Management believes that these non-GAAP measures provide insight into the Company’s core performance.

These non-GAAP financial measures should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. The non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measures, provide a more complete understanding of our business. Investors are strongly encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the most directly comparable GAAP financial measures is included below.

	Three months ended September 30,
	2011	2010	Change
Retail and Alliance Services
Core merchant revenue	$599.6	$600.9	0%
Card association fee benefit	—	(23.0)

Core merchant revenue adjusted for card association fee benefit	$599.6	$577.9	4%

	Three months ended September 30,
	2011	2010	Change
International
Segment revenue	$453.0	$402.5	13%
Foreign exchange impact (1)	(29.9)	—

Segment revenue on a constant currency basis	$423.1	$402.5	5%

(1)	Foreign exchange impact represents the difference between actual 2011 revenue and 2011 revenue calculated using 2010 exchange rates.